EXHIBIT 10.1

                        AGREEMENT FOR PURCHASE AND SALE

DATE: AUGUST 19, 1998

NAME OF BUYER: DUNHILL PARTNERS AND/OR ASSIGNS

ADDRESS OF BUYER: 4807 WEST LOVERS LAND

CITY: DALLAS  STATE: TEXAS  ZIP:

TELEPHONE:___________ FACSIMILE:___________

NAME OF SELLER: EQUITY PARKER TOWNE CENTER, INC.

ADDRESS OF SELLER: 777 17TH STREET PENTHOUSE

CITY: MIAMI BEACH  State: FLORIDA  ZIP: 33139


     1. DESCRIPTION OF PROPERTY: Seller ("Seller") agrees to sell and the above named Buyer ("Buyer") agrees to purchase, under the terms and conditions set forth in this Agreement, all right, title and interest of the Seller in and to the following:

          A. The parcel or real property, known as Parker Towne Shopping Center, located at the northeast corner of Parker Road and Avenue K in Plano, Texas, consisting of approximately 200,000 square feet of improvements and approximately 18 acres and more fully described below, and any improvements situated on such parcel, together with any and all easements, covenants and other rights appurtenant to such parcels and owned by Seller, (hereinafter the "Real Property");

                          See Exhibit A attached hereto

          B. Any and all transferable licenses, permits, certificates of occupancy, and other approvals in effect at the Closing Date and necessary for the current use and operation of the Real Property or the personal property, any and all transferable warranties, architectural or engineering plans and specifications and tests and studies, development rights that exist and are in Seller's possession, as of the Closing Date and relate to the Real or Personal Property.

          C. All furniture, furnishing, fixtures, equipment and other tangible personal property that is affixed to and/or located at the Real Property which is owned by Seller on the Closing Date and used in connection with the management, operation or repair of the Real Property excluding all tangible personal property owned by tenants of the Real Property (collectively "Personal


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Property");

         D. Intangible Property (collectively "Intangible Property") consisting of: any and all Leases and Contracts in effect on the Closing Date,
(ii) any and a11 refundable security deposits and other deposits and interest thereon, if required by law (iii) any and all transferable licenses, permits, licenses, certificates of occupancy, and other approval in effect at the Closing Date and necessary for the current use and operation of the real property or the personal property, (iv) any and all transferable warranties, architectural or engineering plans and specifications and tests and studies, development rights that exist and are in Seller's possession, as of the Closing Date and relate to the Real or Personal Property.

          E. Real Property. Personal Property and Intangible Property may sometimes be herein collectively referred to as the "Property"

     2. PURCHASE PRICE: The total purchase price of the Property is $7,150,000.00 (U.S.) payable as follows:

          A.   Initial deposit paid to
               Alan J. Marcus
               Trust Account within
               Five (5) days of execution of
               Letter of Intent                   $   50,000.00
                                                  -------------

         B.    Additional Deposit*:               $  150,000.00
                                                  -------------

         C.    Wire transfer of funds
               required at closing:               $6,950,000.00
                                                  -------------

               TOTAL PURCHASE PRICE               $7,150,000.00
                                                  -------------


     * The Additional Deposit shall be delivered to the Trust Account of Alan J. Marcus on September 11 assuming notification by Seller to Buyer that the conditions for termination of the Back Up Contract referred to in Article 24, below, have been satisfied.

     The deposits to be paid by Buyer shall be held by ALAN J. MARCUS, ESQUIRE and shall be refundable to Buyer only as set forth herein and as set forth in the Escrow Agreement executed in connection herewith.

     3. ACCEPTANCE: If this offer is not executed by and delivered to all parties on or before midnight 15 days from the date of execution of the Letter of Intent and delivery of the Due


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Diligence Material (as defined below), the Deposit will, at Seller's option, be returned to Buyer and this offer withdrawn.

     4. FACSIMILE:EFFECTIVE DATE: Facsimile copies of this Agreement, signed and initialed In counterpart, shall be considered for all purposes, including delivery, as originals. The Effective Date of this Agreement will be (a) the date when the last one of Buyer and Seller has signed this offer, or (b) if changes in this offer (after signature) have been made and initialed by the parties, the date when the last one of Buyer or Seller has initialed those changes.

     5.   INSPECTIONS AND CONDITION OF PROPERTY:

          A. Buyer shall have until midnight, twenty one (21) days from the date of execution of the Letter of Intent and delivery of the Due Diligence Material to complete its due diligence inspection of the Real Property (the "Inspection Period"). The Due Diligence Material delivered to Buyer with execution of the Letter of intent shall include, if available, (i) copies of all leases, lease proposals, renewals or other agreements or correspondence amending or modifying the foregoing, (ii) income and expense statements for the past three years; (iii) tenant sales figures for the past three years; (iv) a current rent roll; (v) a list of all personal property; (vi) copies of all management, leasing and service contracts; (viii) Seller's most recent title commitment and survey; and (ix) copies of Seller's most recent environmental report applicable to the Property.

          B. During the Inspection Period, Buyer may conduct such inspections, at Buyer's sole expense, as Buyer may deem necessary to ascertain the physical condition of the Real Property. However, Buyer shall arrange for any such inspections by appointment only coordinated with the Seller. Buyer shall not interview or speak with any tenants of the Property, unless approved by Seller in advance.

          C. In the event the Real or Personal Property is not acceptable to Buyer for any reason, Buyer shall provide written notice of same to Seller, at Seller's address, prior to the expiration of the Inspection Period. In such event, this Agreement shall be terminated and of no further force and effect and Buyer and Seller shall be released of all obligations hereunder and Seller shall be refunded all deposits without further notice. Failure of Buyer to deliver notice to Seller as required herein shall constitute waiver of Buyer's right to give such notice and shall be deemed acceptance of the Real and Personal Property by Buyer.

          D. Buyer shall (i) complete its Inspection Period; (ii) not disturb or interfere with the operation, management or use of the Property by Seller, Seller's agents, any tenant of the Property or by any such tenant's customers, invitee or guests; and (iii) not damage or affect the physical structure of the Property. Buyer shall be responsible for any and all losses, damages, charges and other costs associated with such inspections and studies, and Buyer covenants and agrees to return the Property to the same condition as existed prior to such inspections and studies. Buyer agrees not to allow any liens to arise against the Property as a result of such inspections and studies

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and agrees to indemnify and hold Seller harmless from and against any and all claims, charges, actions, costs, suits, damages, injuries, or other liabilities which arise, either directly or indirectly, from Buyer's or its agent's or employee's entry onto the Property prior to Closing.

          E. Upon 24 hour notice, Buyer may have access to all of the original documents concerning the Property located at the Sellers principal office at 777 17th Street, PH Miami Beach, Florida 33139.

          F. Buyer acknowledges that Buyer is purchasing the Property in "AS IS, WHERE IS" Condition and Buyer further acknowledges that Seller has made no warranties or representations, express or implied, in respect to the real and personal property except as set forth herein and further, Buyer has been given the opportunity and has made an independent investigation of the Property and Buyer acknowledges that an unqualified standard of caveat emptor applies to the transaction under this Agreement.

     6.   CLOSING:

          A. The closing for delivery of the deed and payment of the balance of the purchase price shall take place at Buyer's attorney's office at a mutually agreeable time on or before October 15, 1998.

          B. Subject to Paragraph A. of this Article, possession of the Property shall be transferred by Seller to Buyer simultaneously with the closing of title.

    7.    FINANCING:

          This is an all cash transaction.

    8.    SELLER'S REPRESENTATIONS AND WARRANTIES:

          (a) Seller represents and warrants to Buyer that as of the Effective Date, the person executing this Agreement on behalf of Seller is duly authorized to do so, that Seller has full right and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (b) Seller is duly organized, validly existing and in good standing, and authorized to do business within the State of Texas.

          (c) To the best of Seller's knowledge, Seller has good, marketable and insurable fee simple title to the Property.

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          (d) There are no actions, suits, claims, condemnation proceedings, or other matters pending, or, to the Seller's best knowledge and belief, contemplated or threatened against Seller that could affect Seller's ability to perform its obligations under this Agreement.

          (e) Seller has not received notice and has no knowledge of any violation of the Property concerning zoning, building or fire codes.

          (f) All documents and records delivered to Buyer are true and correct, to Seller's best knowledge and belief

          (g) There are no payments for work and/or improvements to the Property which are unpaid or will become due or owing at Closing.

          (h) There are no contracts, commitments, etc. concerning the use and/or operation of the Property except as disclosed or in that exist in the ordinary course of business.

     9. BUYERS REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that the following are true, accurate and complete as of the Elective
Date:

          (a) If Buyer is a corporation or partnership, Buyer is duly organized, validly existing and in good standing, and authorized to do business within the applicable jurisdiction.

          (b) Each of the persons executing this Agreement on behalf of Buyer is duly authorized to do so. Buyer has full right and authority to enter into this Agreement and to contemplate the transaction contemplated herein. This Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (c) There are no actions, suits, claims or other matters pending, or, to the Buyer's best knowledge and belief, contemplated or threatened against Buyer that could affect Buyer's ability to perform its obligations under this Agreement.

          (d) Buyer has sufficient funds and worthy credit available to consummate the Closing of the transaction described in this Agreement.

     10. LIMITATIONS ON FUTURE LEASES AND RENTALS: Subsequent to the expiration of the Inspection Period, Seller shall not, without Buyers prior written consent, enter into any leases or contracts except for (i) contracts to be completed or that are to terminate at or before closing, or (ii) service contracts that are terminable on not less than 60 days notice. Buyer shall have five (5) days to approve any proposed leases. In the event Buyer does not provide written consent to the proposed lease of contract, Buyer's silence shall be deemed a refusal to consent to said lease or contract. In any event, Seller shall pay for the improvements to be made for such tenant or reimburse Buyer for the cost of such improvements. If the work for such tenant has not been

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completed by Closing, Sellers shall assign to Buyer the contract for such work and Seller shall credit Buyer for the amount paid by Buyer for the cost of the improvements.

     11. CONDITION OF PROPERTY AT CLOSING. Seller shall be obligated to maintain the Property in the same condition as of the Effective Date, reasonable wear and tear excepted. Seller shall be obligated to repair and correct any deficiencies in the condition of the Property occurring subsequent to the Effective Date hereof.

     12.  CONDITIONS PRECEDENT TO CLOSING

          A. CONDITIONS PRECEDENT FOR BUYER: The obligation of Buyer to purchase the Property from Seller under this Agreement is, subject to the satisfaction, at Closing, of each of the following:

          (i) The representations and warranties made by Seller in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of such date.

          (ii) Seller shall have performed all covenants and obligations required by this Agreement to be performed by Seller on or before Closing.

          (iii) Title to the property shall conform with the requirements of Paragraph 17 herein and Buyer shall have received a Written Commitment for Title Insurance, as described in Paragraph 17, indicating that an owner's title insurance policy in accordance with the provisions of Paragraph 17 will be issued after the date of Closing and compliance with any requirements contained therein.

          (iv) Seller shall furnish a written estoppel letter from the tenants set forth in Paragraph 18 of this Agreement.

          B. CONDITIONS PRECEDENT FOR SELLER: The obligation of Seller to sell the Property to Buyer under this Agreement is, subject to the satisfaction, at closing, of each of the following:

          (i) The representations and warranties made by Buyer in this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties were made on and as of such date.

          (ii) Buyer shall have performed all covenants and obligations required by this Agreement to be performed by Buyer on or before Closing.

     13. CLOSING; DELIVERIES AT CLOSING: The closing of the transaction contemplated in this Agreement ("Closing") shall take place on the date set forth in Paragraph 6 of

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this Agreement.

    A. At the time of Closing, Seller shall deliver to Buyer the following items:

          1.   Special Warranty Deed.

          2. Bill of Sale with respect to any Personal Property included in the sale, containing the equivalent of Special Warranty Deed warranties for such Personal Property.

          3.   Mechanics' Lien Affidavit.

          4.   Title Affidavit.

          5.   Assignment of Leases, Rents and Security Deposits;

          6.   Non recourse Assignment of Contracts, if any;

          7.   Title evidence as set forth in Paragraph 17.

          8. A corporate resolution and an incumbency certificate to evidence the Seller's capacity and authority to consummate Closing, a certified copy of Articles of Incorporation and bylaws, including all amendments thereto; and a current Certificate of Good Standing;

          9. Such other documents as may be reasonably required in order to carry out the purchase and sale.

     B. At the time of closing, Buyer shall deliver or cause to be delivered to Seller the following items:

          1.   The earnest Deposit to be credited against Purchase Price;

          2. If Buyer is a Corporation, a corporate resolution and an incumbency certificate to evidence Buyer's capacity and authority to consummate Closing.

          3.   Acceptance of Assignment of Contracts;

          4.   Acceptance of the Assignment of Leases and Security Deposits;

          5. The balance of the Purchase Price and such other funds necessary to pay all Closing and other costs and adjustments to be paid by Buyer

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               under this Agreement (to be delivered by wire transfer).

          C. Each party agrees to execute and deliver at Closing a settlement statement setting forth the charges, adjustments and credits to each party and to execute and deliver such other documents and take such actions as either party or the Escrow Agent might reasonably request to consummate the transaction herein contemplated.

          D.   At Closing, the Escrow Agent shall (a) disburse all funds, then
(b) record, among the appropriate Public Records, all documents to be recorded, and then (c) deliver all original documents and copies thereof, to the appropriate parties.

    14.   RISK OF LOSS: Risk of loss prior to closing shall be borne by Seller.

          A. If between the time of execution of this Agreement and the time of closing, the Property is damaged by fire or other casualty the following shall apply, at Buyers option;

               1. Upon receipt of applicable insurance proceeds, Seller shall have the obligation to repair or replace the damaged improvements built upon the Real Property. If Buyer requires, Seller shall make such repairs or replacements and this Agreement shall continue in full force and effect and the Seller shall be entitled to extend the closing for a reasonable additional period of time so as to enable Seller to complete such repairs or replacements; or

               2. Buyer may notify Seller that Buyer would rather that Seller not repair or replace any such loss or damage and Seller shall assign all right to and in any and all proceeds received from insurance or in satisfaction of any claims or actions in connection with such loss or damage and upon such assignment Buyer shall close without any purchase price reduction.

          3. In the event the cost of repairs is in excess of $100,000.00 Buyer shall have the right to cancel this Agreement in which event, this Agreement shall be deemed canceled and of no further force or effect. Buyer shall be refunded its deposit monies, without further notice, and the parties shall be released and discharged of all claims and obligations hereunder.

          B.    CONDEMNATION

          In the event that all or any substantial portion of the Real Property is condemned or taken by eminent domain prior to Closing, Buyer may, at its option, either: (i) terminate this Agreement by written notice thereof to Seller within five (5) days after Seller notifies Buyer of the condemnation and receive an immediate refund of the Deposit, and all interest accrued thereon or (ii) proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing any proceeds actually received by Seller attributable to the Real Property from such condemnation or eminent domain proceeding, net of any costs associated with such condemnation or eminent domain proceeding, or an assignment of Sellers rights against the condemning authority, and there shall be no reduction in the purchase price. In the event Buyer

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fails to timely deliver written notice of termination as described in (i) above,
Buyer shall be deemed to have elected to proceed in accordance with (ii) above.

          15.  EXPENSE OF CLOSING.

               A.    Seller shall pay the following costs incurred in this sale.

               (i)   Seller's attorneys fees and costs.

               (ii) the cost of recording any releases or corrective title instruments.

               (iii) the costs of delivery of the Evidence of Title, as required in Paragraph 17B, herein; and

               (iv) Any stamp or transfer taxes imposed in connection with the sale of the Property.

               B.    Buyer shall pay the following costs incurred in this sale.

               (i)   Buyer's attorney's fees and costs;

               (ii)  the costs of recording the deed of conveyance;

               (iii) the cost of a certified survey (if Buyer so requires)
                     certified to the benefit of the Buyer and the Title
                     Insurer.*

               (iv)  all Title Insurance Premiums; and *

               (v) Any other costs and expenses in connection with the purchase.

* However, Seller to pay $10,000.00 in title premiums and survey costs via a credit at closing.

               A. PRORATIONS. Current real estate taxes, based on the latest tax bill than available; personal property taxes and assessments, rents, maintenance fees and other similar customarily proratable items shall be prorated as of the Closing Date with Buyer being responsible for and being credited with those on the day of Closing. Seller shall be credited for all rents paid through the Closing Date. Any rents that have accrued, but are unpaid and not past due as of the date of Closing shall not be prorated. Upon collection of such rent by either party, the party collecting such rents shall make the appropriate proration and distribute same with 10 days of receipt. The provisions of the Paragraph are intended to survive Closing. At Closing, Buyer shall also reimburse to Seller the real

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estate tax reimbursements to be due from Minyards, Blockbuster and any other tenant which similarly reimburses the Landlord.

          B. CREDITS: Buyer shall be credited with the amount of any prepaid rents paid to Seller by tenants of the Property for periods subsequent to the Closing date and with the amount of any deposits for tenants of the Property, including rental, cleaning, utility, key, damage and other deposits.

    17.   TITLE REQUIREMENTS:

          A. Title to the property shall be insurable and shall be conveyed from Seller to Buyer free and clear of all encumbrances except the Permitted exceptions which are set forth as Exhibit "A" and to the extent not set forth on Exhibit "A":

          1. Covenants, conditions, restrictions, limitations, reservations, dedications, agreements, and easements of record (including but not limited to, water, sewer, gas, electric and other utility agreements) at the time of closing, provided that they do not contain provisions for reversion or forfeiture of title in the event of violation and do not substantially impair the use of the property for its customary purposes.

          2. General and special taxes and assessments for current and subsequent years.

          3. Regulatory laws and ordinances of all appropriate governmental authorities including but not limited to zoning restrictions.

          4.   Rights of parties in possession.

          5. Those matters set forth in the existing survey (the "Survey") delivered to Buyer in connection with Buyer's Inspection Period.

          B. Within seven (7) days of the Effective Date, Seller shall deliver evidence of title consisting of a Commitment to issue Title Insurance from Commonwealth Land Title Insurance along with copies of all title exceptions for Buyer to review. Buyer shall have 10 days from receipt of the Evidence of Title to review same. If any exceptions render title to the Property uninsurable, Buyer shall advise Seller of same and the provisions of Section 17.E. shall apply. Buyer shall cause said title insurance to be issued and Buyer shall be responsible for any and all costs relating to the issuance of the Owners Policy and any and all endorsements required in connection therewith.

     All exceptions for which the Buyer does not object, along with all matters shown on the Survey, shall be considered to be Permitted Exceptions and shall be deemed acceptable by Buyer.

          C. Except for the Permitted Exceptions, Seller shall be obligated to deliver the property free and clear of any and all encroachments, overlaps, boundary line disputes and other

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matters disclosed by a certified survey other than those set forth in the Survey referenced in Section 17.A.5. of this Agreement. In the event the survey shows any such encroachment or that the improvements presumed to be located on the real property in fact encroach on setback lines, easements, or lands of others, or violate any restrictions of record, covenant or applicable government regulation, same shall be treated as a title defect.

          D. As a further requirement of title, at closing (i) the Title Insurance Commitment shall be marked to indicate satisfaction of all requirements set forth necessary in order to deliver Title Association Standard Form B Owners' Title Insurance Policy customarily issued shall be deleted, i.e. to wit, parties in possession, GAP, mechanics and or other liens, encroachments, and easements, etc., liens or assessments not shown in the public records, and or any exception thereby seeking to impose any lien assessment and or other encumbrance against the Property. Nothing contained herein shall limit, modify and/or otherwise effect Seller's obligations to deliver to Buyer, in any event and at Buyer's expense, upon Closing, insurable title to the Property. Deletion of the standard survey exception shall not be required unless Buyer procures a properly certified survey prior to Closing.

          E. If the title is not insurable at the time of Closing, Seller shall have 60 days following the date for Closing within which to remedy such defect and shall use diligent effort to cure such defect within 90 days of said notice, however, Seller shall not be obligated to institute litigation to effectuate such cure. If Seller shall fail to cure such defect within said 60 day period, Buyer shall have the option of either accepting the title as it is or demanding a refund of the Buyer's deposit Buyer may also allow up to 60 additional days for Seller to cure such defect. Upon any such refund, this Agreement shall thereupon be terminated and both parties shall be relieved of further liabilities hereunder.

     18. TENANT ESTOPPEL LETTERS: Seller shall deliver to Buyer, prior to Closing, an estoppel certificate (hereinafter the "Estoppel Certificate") signed by each tenant of the Property for the tenants known as Minyards, Blockbuster, Dallas Nephrology, Dollar General, Commerce Land Title and 100% of all remaining tenants indicating the amount of rend paid, the date last paid, the amount of security deposits, any prepaid rents, etc. Buyer shall, within thirty (30) days of the Effective Date, supply such form acceptable to Buyer for Seller's use. The parties acknowledge the form estoppel certificate for national or credit tenants is acceptable for purposes of this paragraph. The form estoppel attached hereto shall be used by Seller.

     19. ASSIGNMENT. This Agreement may be assigned to a controlled affiliate of the Buyer without the consent of Seller. Buyer may elect to change the name or the Corporate Purchaser and upon such change, shall notify Seller and Lender. This Agreement may not be assigned to any other Buyer without approval of Seller, unless said Buyer is qualified in Seller's sole discretion said approval not to be unreasonably withheld.

* However, Seller any provide an Affidavit in lieu of an Estoppel Certificate if Seller is unable to obtain same from a tenant.

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     20.  DEFAULT: Should Buyer fail to purchase on the date on which title is to close in accordance with this Agreement, or fail to perform any of Buyer's other obligations under this Agreement and such default is not cured within 10 days after written notice to Buyer, Seller may, at Sellers option, cancel this Agreement by written notice to Buyer. In such event, Buyer's deposits and all other sums paid to Seller (including any interest earned thereon) shall be retained by Seller as liquidated and agreed damages for Buyer's default, and this Agreement shall terminate. Seller has removed the Property from the market and has incurred indirect expenses relative to sales, advertising and the like, and Buyer recognizes that no other method could determine the precise damage resulting and retention of all sums then paid as liquidated and agreed damages shall be Seller's sole remedy in the event of Buyer's default. If this Agreement is so canceled, Seller may sell the Property to any third party as though this Agreement had never been made (without any obligation to account to Buyer for any part of the proceeds of such sale). Buyer agrees not to file any action against Seller seeking the return of any portion of said deposits or seek any reduction in the amount of the liquidated and agreed upon damages if this Agreement is terminated for Buyer's default. Should Seller default under this Agreement or fails to perform any of Seller's other obligations under this Agreement and such default is not cured within 10 days after written notice to Seller, Buyer's sole and exclusive remedy shall be to (i) obtain a refund of all deposits made, whereupon this Agreement shall terminate and neither party shall have any liability to the other, or (ii) bring an action for specific performance, without waiving Buyer's right to damages incurred as a result of Seller's breach.

     21. ESCROW AGENT: The Escrow Agent shall hold the deposit funds and perform such duties as set forth in the Escrow Agreement attached hereto, consistent with the provisions of this Agreement.

     22.  MISCELLANEOUS PROVISIONS:

          A. All written notices and demands provided under this Agreement shall be hand delivered or sent via certified or registered mail, return receipt requested, or by Federal Express or other air carrier service. All notices and demands shall be deemed properly addressed if addressed as follows and if mailed, shall be deemed given upon being deposited in the United States mail, postage prepaid:

To Seller:                              To Buyer:

Alan J. Marcus, Esquire                 Kevin Kerr, Esquire
20803 Biscayne Blvd.                    l616 Gateway Blvd.
Suite 301                               Richardson, Texas 75080
Aventura, Florida 33180


   B. This Agreement supersedes and any all prior understanding and agreements

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between Seller, its agents and representatives and Buyer. It is mutually understood and agreed that this Agreement represents the entire understanding between Buyer and Seller. No representations or inducements made prior to the signing of this Agreement, which are not expressly included in this Agreement or imposed by law, shall be of any force or effect.

          C. Neither this Agreement nor a memorandum thereof shall be recorded in the office of the Clerk in any Circuit Court of the State of Texas, or in any other Public Records of the State of Texas. Any recording of same by Buyer shall be considered a breach of this Agreement.

          D. The acceptance of the deed by Buyer at the closing of this transaction shall be acknowledgment by Buyer of the full performance by Seller of all of its agreements and responsibilities hereunder, and no performance of any agreement, obligation, responsibility or representation of Seller shall survive closing of this transaction, except those specifically provided for by statute and those specifically stated in this Agreement to survive the closing.

          E. Time shall be of the essence with regard to performance pursuant to this Agreement.

          F. Any disputed arising in connection with this Agreement shall be settled according to Florida law and venue for any action in connection with this Agreement shall be in Dade County, Florida.

          G. No modification of this Agreement shall be valid unless in writing and signed by both parties.

          H. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidenced by one such counterpart.

          I. Should any part, clause, provision or condition of this Agreement be held to be void, invalid or inoperative, the parties agree that such invalidity shall not affect any other part, clause, provision or condition thereof and that the remainder of this Agreement shall be effective as though such void part, clause, provision, or condition had not been contained herein.

          J. In the event of any litigation arising from this Agreement the prevailing party shall be entitled to recover attorneys fees and costs incurred therewith.

     23. BROKER. There are no brokers involved in the sale of the Property other than BlackRock Realty Advisors, Inc. and Dunhill Partners, Inc. a commission of $121,000.00 in cash at closing, to whom Seller is obligated to pay a commission upon closing and funding of the transaction. Seller agrees to indemnify Buyer and hold Buyer harmless for any and all claims concerning Commissions that may arise in favor of any person claiming by, through or under Seller. Buyer agrees to indemnify Seller and hold Seller's harmless for any and all claim concerning Commissions that may arise in favor if any person claiming by, through or under Buyer.

     24. BACK UP CONTRACT: Buyer acknowledges that this Agreement is a back up contract to purchase the Property. This Agreement shall not be effective and in force between Buyer and Seller until the previous Agreement is terminated, the deposit funds are returned to Buyer and a mutual release is executed between Buyer and Seller in connection with said previous Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.


SELLER:   Executed by Seller on August 24, 1998.


EQUITY PARKER TOWNE CENTER, INC.
A Texas Corporation

By: /s/ DORON VALERO
    ----------------------------
    DORON VALERO, Vice President


BUYER:    Executed by Buyer on August 20, 1998.

DUNHILL PARTNERS


By: /s/ WILLIAM HUTCHINSON
    -----------------------------
    William Hutchinson, Authorized Agent


ESCROW AGENT: Executed by Escrow Agent on August 24, 1998.


/s/ ALAN J. MARCUS
-----------------------
ALAN J. MARCUS

                             ASSIGNMENT OF CONTRACT

     This Assignment is made effective as of the 27 day of October, 1998, by and between DUNHILL PARTNERS, INC. ("Assignor") and PARKER TOWNE CENTRE, LTD., a Texas limited partnership ("Assignee").

                                   RECITALS:

          A. Equity (Parker Towne Centre) Inc., a Texas corporation ("Seller") and Assignor entered into that certain Agreement for Purchase and Sale dated August 19, 1998 (the "Original Contract") relating to the sale and purchase of certain property located in Plano, Collin County, Texas locally known as "Parker Towne Centre" (the "Property").

          B. Seller agreed to extend the closing date from October 15, 1998, to October 30, 1998, as evidenced by a letter from Alan J. Marcus, the attorney for Seller, dated September 10, 1998 (the "Extension Agreement") (the Original Contract, as amended by the Extension Agreement, referred to as the "Contract").

          C. Assignor desires to transfer and assign to Assignee all of its right, title and interest in and to the Contract, and Assignee desires to accept such transfer and assignment, under the terms and conditions hereof.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties hereto do hereby agree as follows:

     1. Assignor hereby sells, transfers and assigns to Assignee all of its right, title and interest in and to the Contract, together, with its rights to any earnest money and other amounts deposited thereunder and any surveys, reports, documents or other materials provided to Assignor in connection therewith.

     2. Assignor represents that it has deposited a total of $200,000 as earnest money under the Contract, all of which shall be credited against the purchase price of the Property upon closing. At closing, Assignee agrees to deliver $200,000 to Assignor to replace the earnest money that Assignor has previously deposited with Seller under the Contract, but only if closing actually occurs.

     3. At closing, in addition to the $200,000 delivered to Assignor for the replacement of the earnest money, Assignee agrees to deliver $150,000 to Assignor as an Assignment Fee for this Assignment, but only if closing actually occurs.

     4. Assignee hereby assumes, and agrees to be fully bound to perform, all the obligations of Assignor under the Contract that are first performable on or after the date of this Assignment.

ASSIGNMENT OF CONTRACT
                                                                          PAGE 1

     5. Assignor does hereby represent and warrant that (i) the Original Contract has not been modified or amended except as indicated by the Extension Agreement; (ii) the rights of the Assignor under the Contract have not been assigned to any other person; (iii) the Contract is valid and in full force and effect; and (iv) it has performed all of its obligations under the Contract that were performable on or before the date hereof, and there has been no default with respect to the obligations of the purchaser under the Contract.

     EXECUTED to be effective as of the date first set forth above.

                                     ASSIGNOR:

                                     DUNHILL PARTNERS, INC.


                                     By: /s/ WILLIAM L. HUTCHINSON
                                         -------------------------
                                         William L. Hutchinson, President


                                     ASSIGNEE:

                                     PARKER TOWNE CENTRE, LTD.

                                     By: Dunhill Management, Inc.,
                                         its General Partner

                                         By: /s/ WILLIAM L. HUTCHINSON
                                             --------------------------
                                             William L. Hutchinson, President

ASSIGNMENT OF CONTRACT
                                                                       PAGE 2